UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2022

ContextLogic Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39775	27-2930953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SANSOME STREET 33RD FLOOR
SAN FRANCISCO, California		94104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 432-7323

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	WISH	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2022, the Company appointed Vivian Liu as Chief Operating Officer with such appointment to be effective immediately. Ms. Liu will also continue in her role as Chief Financial Officer, which she has held since November 2021. Ms. Liu’s current compensation will remain the same.

Prior to taking on these roles, Ms. Liu, age 47, served as Chief Financial Officer and Senior Vice President of Shutterfly, Inc. from April 2020 until November 2021. Prior to her role at Shutterfly, Ms. Liu served as Chief Financial Officer and Senior Vice President of Lexmark International from July 2017 until April 2020 and Vice President of Finance, Enterprise BG at Huawei Technology Inc. from October 2016 until June 2017. Earlier in her career, Ms. Liu also served in various positions at Cisco Systems, Inc., Deloitte and Goldman Sachs. Ms. Liu sits on the board of directors of Expensify, an expense management software company. Ms. Liu holds an MBA from the University of Washington and a B.A. in International Finance from Shanghai University of Finance and Economics. She is a chartered financial analyst and a certified public accountant.

There are no family relationships between Ms. Liu and any of the Company’s directors or executive officers, and Ms. Liu does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ContextLogic Inc.

Date:	August 3, 2022	By:	/s/ Vijay Talwar
Vijay Talwar Chief Executive Officer Principal Executive Officer